UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022 (November 28, 2022)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

990 Biscayne Blvd., Suite 503, Miami, FL 33132
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lease Agreement

On November 28, 2022, Smart for Life, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with 990 S Rogers Circle, LLC (the “Landlord”) for a 7,877 square foot premises located in Boca Raton, Florida, which will serve as the Company’s new corporate headquarters. The term of the Lease commenced on December 1, 2022 and ends on December 31, 2029, with one option to extend the term for five years. The monthly rent is approximately $13,283 for the first year, with 3.5% annual increases to approximately $16,328 in the final year of the initial term. The Company is also responsible for its proportionate (5.69%) share of any increases to the Landlord’s taxes, insurance and common area maintenance costs after December 31, 2022. The Lease contains other customary representations and warranties, covenants and events of default for a commercial lease of this type.

Amendments to Promissory Notes

As previously disclosed, on July 29, 2022, the Company issued secured subordinated promissory notes in the aggregate principal amount of $1,300,000 (the “Ceautamed Notes”) in connection with its acquisition of Ceautamed Worldwide, LLC. The Ceautamed Notes bear interest at the rate of five percent (5%) per annum with all principal and accrued interest being due and payable in one lump sum ninety (90) days from the date of the Ceautamed Notes; provided that upon an event of default (as defined in the Ceautamed Notes), such interest rate shall increase to ten percent (10%).

On November 28, 2022, the Company entered into letter agreements with the holders of most of the Ceautamed Notes to amend the terms of the Ceautamed Notes (the “Ceautamed Amendments”). Pursuant to the Ceautamed Amendments, the parties agreed to extend the maturity date of the Ceautamed Notes to June 1, 2023 and agreed to a seven month payment schedule, with the first payment due December 1, 2022. The parties also agreed to increase the default interest rate from ten percent (10%) to fifteen percent (15%). The Company also agreed that if an event of default (as defined in the Ceautamed Notes) has occurred and is continuing, then the Company shall not create any senior indebtedness (as defined in the Ceautamed Notes) without the consent of the holders of a majority of the principal amount of the Ceautamed Notes. In exchange for the agreement of the holders of the Ceautamed Notes to enter into the Ceautamed Amendments, the Company agreed to pay certain amendment fees as more particularly described in the Ceautamed Amendments. The Company is in the process of negotiating a similar extension of one remining Ceautamed Note in the principal amount of $100,000.

As previously disclosed, on July 1, 2021, the Company issued a 6% secured subordinated promissory note in the principal amount of $3,000,000 to Sasson E. Moulavi (the “DSO Note”) in connection with its acquisition of Doctors Scientific Organica, LLC. The DSO Note accrues interest at 6% per annum with the outstanding principal and interest amortized on a straight-line basis and payable quarterly in accordance with the amortization schedule attached to the DSO Note, with all amounts due and payable on July 1, 2024.

On November 29, 2022, the Company entered into a letter agreement with Dr. Moulavi to amend the terms of the DSO Note (the “DSO Amendment”). Pursuant to the DSO Amendment, the parties agreed to amend and restate the DSO Note to amend the amortization schedule attached thereto, with the first payment deferred until February 15, 2023 and all amounts due and payable on August 15, 2024 (the “Amended and Restated Note”). In exchange for the agreement of Dr. Moulavi to enter into the DSO Amendment, the Company agreed to (i) issue to Dr. Moulavi 100,000 shares of its common stock under the Company’s 2022 Equity Incentive Plan and (ii) pay to Dr. Moulavi a fee of $50,000 in cash, which shall be paid upon completion of the Company’s anticipated debt financing expected to close by December 31, 2022.

The foregoing summary of the terms and conditions of the Lease, and the Ceautamed Amendments, the DSO Amendment and the Amended and Restated Note does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2022, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the Nasdaq stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market, as set forth in Listing Rule 5550(b), given that the Company’s Form 10-Q for the period ended September 30, 2022 evidenced stockholders’ equity of only $2,051,279. The Company was previously under a grace period for the $1.00 bid price requirement, as set forth in Listing Rule 5550(a)(2), that was set to expire on November 29, 2022. Given the stockholders’ equity deficiency, Nasdaq determined to terminate the grace period one day early, pursuant to its discretionary authority, as set forth in Listing Rule 5101. Based on the foregoing, the Company intends to timely request a hearing before a Nasdaq Hearings Panel. The hearing request will stay any suspension or delisting action pending the conclusion of the hearings process. At the hearing, the Company intends to present its plan for regaining compliance with the bid price and stockholders’ equity requirements and to request a further extension so that it may complete the execution of its plan. Although the Company believes its plan will be sufficient to enable it to regain compliance, no assurance can be provided that Nasdaq will ultimately accept the Company’s plan or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Lease Agreement, dated November 28, 2022, between 990 S Rogers Circle, LLC and Smart for Life, Inc.
10.2	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on August 4, 2022)
10.3	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and RMB Industries, Inc.
10.4	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 4, 2022)
10.5	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and D&D Hayes, LLC
10.6	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Stuart Benson on July 29, 2022 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on August 4, 2022)
10.7	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and Stuart Benson
10.8	6% Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Sasson E. Moulavi on July 1, 2021 (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 filed on December 16, 2021)
10.9	Letter Agreement, dated November 29, 2022, between Smart for Life, Inc. and Sasson E. Moulavi
10.10	Amended and Restated 6% Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Sasson E. Moulavi on November 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2022	SMART FOR LIFE, INC.

/s/ Darren C. Minton
Name: Darren C. Minton
Title: Chief Executive Officer

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